Exhibit 99.1

Rural Cellular Corporation
Announces
First Quarter 2004
Solid Financial Performance

May 10, 2004 –– ALEXANDRIA, Minn. –– Rural Cellular Corporation (“RCC” or “the Company”) (NASDAQ: RCCC) announces today solid first quarter 2004 financial results.

First Quarter 2004 Highlights:

•	EBITDA improved 9.4% to $56.0 million. EBITDA margin improved to 47% compared to 45% in the first quarter of 2003. (see reconciliation of non-GAAP financial measures to comparable GAAP financial measures)

•	Service revenue grew 9.5% to $88.6 million.

•	Local service revenue per customer (“LSR”) increased to $43 compared to $40 in the first quarter of 2003.

•	The Company completed a property exchange with AT&T Wireless (“AWE”).

•	The Company completed a $510 million senior secured notes offering.

Richard P. Ekstrand, President and Chief Executive Officer, commented: “RCC continues to make significant progress toward the implementation of our next generation networks while running an efficient operation and improving our balance sheet. We remain optimistic and look forward to the financial benefits of these efforts throughout 2004 and beyond.”

Revenue and customer growth

Service Revenue. Service revenue increased 9.5% to $88.6 million. These results reflect additional customers together with LSR increasing to $43 from $40 and Universal Service Fund (“USF”) support subsidies increasing to $2.8 million in 2004 as compared to $383,000 in 2003. Regulatory fee pass-through revenue also increased to $2.4 million from $1.1 million in 2003.

Customers. Excluding the effect of the property exchange with AWE, total customer net adds were 9,101 in 2004 as compared to 6,333 in 2003. Wireless Alliance accounted for 15,437 of total customers at March 31, 2004. (See customer reconciliation)

Outcollect Roaming Revenue. The 11.4% decrease in roaming revenue to $25.7 million primarily reflects the March 1, 2004 transfer of the Company’s Oregon RSA 4 to AWE together with the outcollect yield for 2004 declining to $0.19 per minute as compared to $0.21 per minute in 2003. Partially offsetting the decline in outcollect yield was a 10% increase in outcollect MOUs.

Operating cost efficiencies

Network Costs. Network cost decreased 2.9% to $23.5 million for the quarter, reflecting a 6.2% decrease in incollect cost to $10.3 million together with additional network efficiencies. Partially offsetting this decline were increased costs related to next generation network overlay efforts.

Selling, General and Administrative. During 2004, SG&A, excluding the effect of the Company’s regulatory pass-through fees, decreased 3.5% to $27.9 million. Regulatory pass-through fees increased to $2.5 million in 2004 as compared to $1.1 million in 2003.

Interest Expense

The increase in interest expense reflects, in part, the adoption of SFAS No. 150, which was effective July 1, 2003, and requires dividends on the 11 3/8% Senior Exchangeable and 12 1/4 % Junior Exchangeable Preferred securities to be included in interest expense. In addition, $11.8 million in charges related to the early extinguishment of debt under the Company’s former credit agreement in March 2004 were included in interest expense.

Components of interest expense are as follows:

	Three months ended
(in thousands)	March 31,
	2004	2003
Interest expense on credit agreement	$4,884	$13,075
Interest expense on senior secured notes	526	—
Interest expense on senior notes	8,023	—
Interest expense on subordinated notes	10,320	10,320
Amortization of debt issuance costs	1,258	1,057
Write-off of debt issuance costs	11,815	—
Senior and junior preferred stock dividends	14,606	—
Effect of derivative instruments	5,723	1,182
Gain on redemption of senior exchangeable preferred stock	(3,198)	—
Other	832	—

	$54,789	$25,634

Capital expenditures and network construction

Net capital expenditures for the first quarter of 2004 were $13.7 million compared to $5.6 million in 2003. The Company expects its capital expenditures in 2004 to be approximately $100 million.

Property exchange with AT&T Wireless

On March 1, 2004, the Company closed on the exchange of certain properties with AWE. Under the agreement, RCC transferred to AWE its operations in Oregon RSA 4, covering 226,000 POPs and including 36 cell sites and approximately 35,000 customers as of March 1, 2004. RCC received from AWE operations in Alabama and Mississippi covering 545,000 incremental POPs and including 96 cell sites and approximately 14,000 customers as of March 1, 2004. In addition, RCC received from AWE unbuilt PCS licenses overlapping and adjacent to portions of RCC’s South, Midwest, and Northwest regions that incorporate 1.3 million incremental POPs. RCC also received $12.9 million in net cash proceeds, which reduced outstanding balances under the former credit agreement. Giving effect to the AWE property exchange, the Company’s covered POPs increased to approximately 6.3 million.

Senior Secured Notes

On March 25, 2004, the Company completed the placement of $350 million aggregate principal amount of its 8 1/4% senior secured notes due 2012 and $160 million aggregate principal amount of its senior secured floating rate notes due 2010. The net proceeds from the offering of the senior secured notes, together with some of the Company’s existing cash, was used to repay all outstanding obligations under the Company’s credit agreement, to terminate interest rate swap agreements associated with the former credit agreement, and to pay fees and expenses associated with the notes offering and obtaining a new revolving credit agreement. Upon the completion of the senior secured notes offering, the Company entered into a new revolving credit agreement and has $60 million in undrawn availability.

Redemption of Preferred Stock

In March 2004, the Company repurchased 15,000 shares of its 11 3/8% senior exchangeable preferred stock, for $13.4 million. These shares had accrued $1.5 million in unpaid dividends. The corresponding $3.2 million gain on redemption of preferred shares, not including transaction commissions and other related fees, was recorded as a reduction of interest expense within the statement of operations.

Teleconference

On May 11, 2004 at 8:00 AM CT, a teleconference will be held to discuss RCC’s first quarter performance. To participate in the call, please dial (800) 218-0530, and give the operator your name and company affiliation. To access a replay of this call through May 18, 2004, dial (800) 405-2236 and 578001# as the pass code. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.RCCwireless.com. To access the audio stream, click on the Investor Relations section.

About the Company

Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 14 states.

Forward-looking statements

Statements about RCC’s future prospects are forward-looking and, therefore, involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the ability to deploy new network technology on a timely basis, the ability to service debt, and other factors discussed from time to time in RCC’s Report on Form 10-K for the year ended December 31, 2003 and other filings with the Securities and Exchange Commission.

Contact:	Chris Boraas, Investor Relations Director – Equity (320) 808-2451
Suzanne Allen, Treasurer – Preferred Securities and Debt (320) 808-2156
World Wide Web address: http://www.rccwireless.com

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Consolidated Operating Data:	Three months ended
	March 31,
	2004	2003
Penetration (1) (2)	10.5%	11.3%
RETENTION (3)	98.0%	98.1%
Average monthly revenue per customer (4)	$56	$55
Average monthly revenue per customer, less incollect cost(4)	$51	$49
Local service revenue per customer (5)	$43	$40
Acquisition cost per customer (6)	$393	$416
Voice customers at period end
Postpaid	635,493	643,767
Prepaid	23,338	28,242
Wholesale	74,532	56,697

Total customers	733,363	728,706

Direct Marketed POPs (1)
RCC Cellular	5,525,000	5,208,000
Wireless Alliance	754,000	754,000

Total POPs	6,279,000	5,962,000

(1)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

(2)	Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to population served (“POPs”).

(3)	Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(4)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) and roaming revenue by the monthly average postpaid customers for such period.

(5)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) by the monthly average postpaid customers for such period.

(6)	Determined for each period by dividing selling and marketing expenses and net costs of equipment sales by the gross postpaid wireless voice customers added during such period.

Customer reconciliation giving effect to the property exchange with AWE:

(not including long distance and paging)
	Postpaid	Prepaid	Wholesale	Total
Customers at December 31, 2003	656,110	22,302	67,104	745,516
Gross customer adds	39,460	4,520	7,472	51,452
Disconnects	(38,068)	(4,283)	—	(42,351)

Net customer adds	1,392	237	7,472	9,101
Effect of the completed Property Exchange with AWE on March 1, 2004:
South region customers acquired	12,858	979	—	13,837
Oregon RSA 4 customers disposed	(34,867)	(180)	(44)	(35,091)

Net customer change	(22,009)	799	(44)	(21,254)

Ending customers as of March 31, 2004	635,493	23,338	74,532	733,363

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company utilizes certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess the Company’s financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The Company’s method of computation may not be comparable to other similarly titled measures of other companies.

EBITDA is the sum of earnings before interest, taxes, depreciation and amortization and is utilized as a performance measure within the wireless industry. EBITDA margin is calculated as EBTDA divided by total revenues.

The following table reconciles EBITDA to net income (loss), the most comparable GAAP financial measure.

	Three months ended
	March 31,
	(Unaudited)
	2004	2003
EBITDA	$55,975	$51,143
Depreciation and amortization	(17,144)	(20,042)
Interest expense	(54,789)	(25,634)
Interest and dividend income.	618	247
Other	(8)	(6)

Net (loss) income	$(15,348)	$5,708

The following table summarizes the reconciliation of EBITDA margin to net income (loss), as a percentage of total revenues.

(All items shown as % of total revenue)

	Three months ended
	March 31,
	(Unaudited)
	2004	2003
EBITDA	47%	45%
Depreciation and amortization	(14)	(18)
Interest expense	(46)	(22)
Interest and dividend income.	0	0
Other	0	0

Net (loss) income	(13)%	5%

The Company believes that EBITDA and EBITDA margin provide an important perspective on its operating results and its ability to service long-term obligations, to fund continuing growth, and to continue as a going concern. EBITDA and EBITDA margin are not intended to represent alternatives to net income or cash flows from operating, financing, or investing activities (as determined in accordance with GAAP) as a measure of performance and are not representative of funds available for discretionary use due to the Company’s financing obligations.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
ASSETS
(Unaudited)

	As of
	March 31,	December 31,
	2004	2003
CURRENT ASSETS:
Cash and cash equivalents	$113,302	$142,547
Accounts receivable, less allowance for doubtful accounts of $2,775 and $3,187	55,687	57,743
Inventories	7,280	8,037
Other current assets	2,973	4,259
Assets of operations held for sale	—	3,189

Total current assets	179,242	215,775

PROPERTY AND EQUIPMENT, less accumulated depreciation of $209,004 and $198,274	243,264	226,202
LICENSES AND OTHER ASSETS:
Licenses	579,125	563,283
Goodwill	363,805	360,796
Customer lists	61,802	64,575
Deferred debt issuance costs, less accumulated amortization of $6,147 and $12,009	33,581	34,479
Long-term assets of operations held for sale		50,153
Other assets, less accumulated amortization of $1,795 and $1,736	6,147	5,795

Total licenses and other assets	1,044,460	1,079,081

	$1,466,966	$1,521,058

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
LIABILITIES AND SHAREHOLDERS’ DEFICIT
(Unaudited)

	As of
	March 31,	December 31,
	2004	2003
CURRENT LIABILITIES:
Accounts payable	$45,164	$45,808
Current portion of long-term debt	68	27,262
Advance billings and customer deposits	11,166	10,454
Accrued interest	19,951	34,084
Other accrued expenses	8,494	11,276
Liabilities of operations held for sale	—	756

Total current liabilities	84,843	129,640
LONG-TERM LIABILITIES	1,768,130	1,764,867

Total liabilities	1,852,973	1,894,507

REDEEMABLE PREFERRED STOCK	156,515	153,381
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,703 and 11,522 issued	117	115
Class B common stock; $.01 par value; 10,000 shares authorized, 539 and 552 issued	5	6
Additional paid-in capital	192,577	192,423
Accumulated deficit	(738,072)	(719,590)
Accumulated other comprehensive income	2,851	216

Total shareholders’ deficit	(542,522)	(526,830)

	$1,466,966	$1,521,058

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	For the three months ended March 31,
	2004	2003
REVENUE:
Service	$88,585	$80,923
Roaming	25,740	29,062
Equipment	5,523	3,876

Total revenue	119,848	113,861

OPERATING EXPENSES:
Network costs, excluding depreciation	23,501	24,215
Cost of equipment sales	9,966	8,400
Selling, general and administrative	30,406	30,103
Depreciation and amortization	17,144	20,042

Total operating expenses	81,017	82,760

OPERATING INCOME	38,831	31,101

OTHER INCOME (EXPENSE):
Interest expense	(54,789)	(25,634)
Interest and dividend income	618	247
Other	(8)	(6)

Other expense, net	(54,179)	(25,393)

NET INCOME (LOSS)	(15,348)	5,708

PREFERRED STOCK DIVIDEND	(3,134)	(16,173)

NET LOSS APPLICABLE TO COMMON SHARES	$(18,482)	$(10,465)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	12,206	12,032

NET LOSS PER BASIC AND DILUTED SHARE	$(1.51)	$(0.87)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	For the three months
	ended March 31,
	2004	2003
OPERATING ACTIVITIES:
Net income (loss)	$(15,347)	$5,708
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	17,143	20,042
Loss on write-off of debt and preferred stock issuance costs	11,815	—
Gain on redemption of preferred stock	(3,198)	—
Adjustments of interest rate derivatives to fair market value	4,339	1,578
Non-cash preferred stock dividends	6,837	—
Other	1,513	672
Change in other operating elements:
Accounts receivable	5,041	(501)
Inventories	925	1,989
Other current assets	1,291	1,010
Accounts payable	(1,148)	(12,151)
Advance billings and customer deposits	573	219
Accrued preferred stock dividends	7,769	—
Other accrued liabilities	(17,386)	(4,511)

Net cash provided by operating activities	20,167	14,055

INVESTING ACTIVITIES:
Purchases of property and equipment	(13,701)	(5,641)
Proceeds from property exchange	13,623	—
Proceeds from sale of other long-lived assets	32	64
Other	0	1

Net cash used in investing activities	(46)	(5,576)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	155	114
Proceeds from issuance of long-term debt under the credit agreement	—	5,000
Repayments of long-term debt under the credit agreement	(525,725)	(11,500)
Proceeds from issuance of 8 1/4% senior secured notes	350,000	—
Proceeds from issuance of variable rate notes	160,000	—
Redemption of preferred stock	(13,350)	—
Payments to settle interest rate swaps	(7,645)	—
Premium paid on interest rate cap	—	(525)
Payments of debt issuance costs	(12,747)	—
Other	(54)	(93)

Net cash used in financing activities	(49,366)	(7,004)

NET INCREASE (DECREASE) IN CASH	(29,245)	1,475
CASH AND CASH EQUIVALENTS, at beginning of year	142,547	53,788

CASH AND CASH EQUIVALENTS, at end of period	$113,302	$55,263